CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock High Yield Municipal Bond Fund and the John Hancock Tax-Free Bond Fund (two funds contained in the John Hancock Tax-Free Bond Trust) in the John Hancock Tax-Free Income funds' Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock High Yield Tax-Free Fund Class A, Class B, and Class C Shares Statement of Additional Information and the John Hancock Tax-Free Bond Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 23 to Registration Statement (Form N-1A, No. 33-32246) of our reports dated October 4, 2002 on the financial statements and financial highlights in the Annual Report to the Shareholders of John Hancock High Yield Municipal Bond Fund and John Hancock Tax-Free Bond Fund for the year ended August 31, 2002.





                                                            /s/ERNST & YOUNG LLP
                                                            --------------------



Boston, Massachusetts
December 23, 2003